EXHIBIT 32.1

CERTIFICATION OF THE PRESIDENT OF MAJESCO ENTERTAINMENT COMPANY PURSUANT
TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Majesco Entertainment Company (the "Company") on Form 10-Q for the period ending July 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jesse Sutton, President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:    /s/ Jesse Sutton
         Name: Jesse Sutton
         Title: President
         (Principal Executive Officer)

Date:   September 14, 2005